UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33316

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
Warrants to purchase shares of Common Stock	SBEV-WT	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement, Series A-1 Preferred Stock, A Warrants, and B Warrants

Effective June 25, 2025, Splash Beverage Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold and issued a total of 650 shares of newly designated Series A-1 Convertible Redeemable Preferred Stock (the “Series A-1”), together with one-year Class A Warrants to purchase a total of 162,500 shares of common stock (the “A Warrants”) and five-year Class B Warrants to purchase a total of 162,500 shares of common stock (the “B Warrants” and together with the A Warrants, the “Warrants”) for total gross proceeds of $650,000. The Company intends to use the proceeds for working capital and general corporate purposes.

Each share of Series A-1 has a stated value of $1,000. Beginning on the date on which (i) the Company’s shareholders approve and the Company amends its Articles of Incorporation to increase in authorized common stock of the Company as and to the extent necessary to permit full issuance of the shares underlying the securities together with other common stock equivalents, and (ii) the Company’s shareholders approve the issuance of the securities as may be required by the rules of the NYSE American (such date, “Shareholder Approval Date”) and for a period ending two years thereafter, each share of Series A-1 will be convertible into common stock by a conversion ratio equal to the stated value of the Series A-1 divided by the Series A-1 conversion price equal to the lower of (i) $4.00 per share and (ii) 80% of the of the average of the five trading day volume weighted average prices of the Company’s common stock as of the applicable conversion date, subject to a floor price of $1.25. Conversions of Series A-1 are subject to beneficial ownership limitations.

Prior to the Shareholder Approval Date, holders of Series A-1 are entitled to a pro rata share of 10% of the total voting power (excluding the Series A-1) which is outstanding as of the date of the initial issuance of Series A-1. Beginning on the Shareholder Approval Date, holders of Series A-1 shall be entitled to vote on an as-converted basis.

The holders of the Series A-1 are entitled to receive annual dividends equal to 12% of the stated value per share payable quarterly in arrears in cash or in shares of common stock at the election of the Company.

Two years after the issuance of the Series A-1, the Company shall have the option to redeem all or any portion of the Series A-1 then outstanding, at a price per share equal to the stated value plus any unpaid dividends, subject to the holders’ right to convert prior to such a redemption.

The A Warrants are exercisable beginning on the Shareholder Approval Date and have a term of one year from issuance. The A Warrants have an exercise price of 80% of the average of the five trading day volume weighted average prices of the Company’s common stock as of the applicable exercise date.

The B Warrants are exercisable beginning on the Shareholder Approval Date and have a term of five years from issuance. The B Warrants have an exercise price of $4.00.

Exercises of both the A Warrants and the B Warrants are subject to beneficial ownership limitations.

Registration Rights Agreement

In connection with each of the transaction described above, the Company and counterparties who received the derivative securities entered into a Registration Rights Agreement pursuant to which the Company has agreed to register the shares underlying the Series A-1, A Warrants, and B Warrants within 30 days of the final closing or termination of the offering. The Company also agreed to provide the holders with certain indemnification rights in connection with such registration rights.

Exchange Agreements

Effective June 25, 2025, the Company entered into Securities Exchange Letter Agreements (the “Exchange Agreements”) with certain holders of promissory notes issued by the Company pursuant to which such holders agreed to exchange a total of $12,670,434 of outstanding balance of such notes in exchange for a total of 126,704 shares of the Company’s newly designated Series B Convertible Redeemable Preferred Stock (the “Series B”). The Company is engaging in the transactions contemplated by the Exchange Agreement in order to exchange debt for equity in an effort to regain compliance with the shareholder equity requirements of the NYSE American. This debt exchange is one key step in meeting the NYSE American continued listing requirements. The other key step is filing its tardy Form 10-K for the year ended December 31, 2024 and Form 10-Q for the three months ended March 31 2025.

Each share of Series B has a stated value of $100. Beginning on the Shareholder Approval Date and for a period ending two years thereafter, each share of Series B will be convertible into common stock by a conversion ratio equal to the stated value of the Series B share divided by the Series B conversion price of $6.00 per share, subject to beneficial ownership limitations.

Except as otherwise required by applicable law, the Series B shall not have any voting rights and shall not be entitled to vote on any matters brought before the shareholders of the Company.

The holders of the Series B are entitled to receive annual dividends equal to 12% of the stated value per share payable quarterly in arrears in cash or in shares of common stock at the election of the Company.

Two years after the issuance of the Series B, the Company shall have the option to redeem all or any portion of the Series B then outstanding, at a price per share equal to the stated value plus any unpaid dividends, subject to the holders’ right to convert prior to such a redemption.

In connection with the transactions described above, the Company entered into a side letter agreement (the “Side Letter”) with three note holders who in connection with the conversion of part of their notes were also owed approximately $925,000 in liquidated damages arising from the failure to deliver common stock. These note holders held notes with variable or lower conversion prices which were more favorable than the notes held by the other note holders, and exchanged their notes for shares of Series B having a total combined stated value of $2,782,351. Pursuant to the Side Letter, in consideration of the waiver and surrender of such additional rights with respect to such holders’ notes, the Company agreed to provide such holders with the certain additional rights with respect to their Series B, including a lower fixed conversion price of $1.50 per share, the right to an increased stated value to 120% of the original stated value upon the occurrence of certain enumerated events, registration rights, exchange rights and price protection adjustment provisions with respect to subsequent issuances of securities (subject to certain limitations and exceptions), a 200% reserve requirement, quarterly dividend payments, a formula tied to 20% discount to five trading day VWAP for purposes of dividend payments in the form of common stock, and a 125% redemption premium (which the Company may redeem as to such holders’ at any time), in each case as more particularly set forth in the Side Letter.

Asset Purchase

On June 26, 2025, the Company entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with Utopia Holdings Inc. as seller pursuant to which the Company agreed to purchase exclusive water rights and related assets to an underground network of aquifers located in Costa Rica (the “Assets”) in exchange for 20,000 shares of a newly designated Series C Convertible Preferred Stock (the “Series C”). On June 26, 2025, the Company issued such shares of Series C to the seller. Under the Acquisition Agreement, the seller agreed to deliver the Assets to the Company, or $20 million in lieu thereof (the “Alternative Consideration”), and if the seller fails to deliver the Assets or Alternative Consideration by December 31, 2025, the issuance of the Series C to the seller shall be cancelled.

The Series C is junior in rank to the Series A-1 and B, has a stated value of $1,000 per share, is convertible at a fixed conversion price of $3.00 per share beginning on the Shareholder Approval Date, does not have dividend or voting rights and is not redeemable.

The above descriptions of the Purchase Agreement, Series A-1, Warrants, Registration Rights Agreement, Exchange Agreements, Series B, Side Letter, Acquisition Agreement and Series C do not purport to be complete and are qualified in their entirety by the complete text of such documents, copies or forms of which are filed as Exhibits 3.1 through 10.5 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In accordance with the Exchange Agreements described under Item 1.01, certain promissory notes are no longer outstanding, and the Company’s obligations thereunder have been satisfied. The Notes bore interest at rates per annum ranging from 7% to 12%, with maturity dates ranging from June 26, 2025 to September 1, 2029 and were convertible into the Company’s common stock at varying prices.

Item 3.02 Unregistered Sales of Equity Securities

All of the securities issued in the transactions referred to in this Current Report on Form 8-K were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation.

On June 25, 2025, the Company filed with the Nevada Secretary of State Certificates of Designation, Preferences, Rights and Limitations of Series A-1, Series B and Series C. The material terms of the Series A-1, Series B and Series C are summarized in Item 1.01 which descriptions are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure

On June 26, 2025, the Company issued a press release relating to certain of the transactions described above. A copy the press release is being furnished as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events

As a result of the transactions described above, the Company believes its shareholders’ equity now exceeds $6 million and the Company believes that it has thereby cured the NYSE American shareholders’ equity deficiency.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designations, Preferences Rights and Limitations of the Series A-1 Convertible Redeemable Preferred Stock				Filed
3.2	Certificate of Designations, Preferences Rights and Limitations of the Series B Convertible Redeemable Preferred Stock				Filed
3.3	Certificate of Designations, Preferences Rights and Limitations of the Series C Convertible Preferred Stock				Filed
4.1	Form of A Warrant				Filed
4.2	Form of B Warrant				Filed
10.1	Form of Securities Purchase Agreement*				Filed
10.2	Form of Securities Exchange Letter Agreement*				Filed
10.3	Form of Registration Rights Agreement*				Filed
10.4	Form of Side Letter Agreement				Filed
10.5	Acquisition Agreement*				Filed
99.1	Press Release dated June 26, 2025				Furnished
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2025

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Robert Nistico
Robert Nistico, Chief Executive Officer